UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2007

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland 20817

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition.

Schedule of Segment Revenue and Income from Continuing Operations by Quarter for the 2006 and 2005 Fiscal Years

Marriott International, Inc. (the “Company”) published, in its 2006 Annual Report on Form 10-K (“2006 Form 10-K”), its segment results in a format which was not included in previously issued reports. The new segment format reflects the Company’s revised business segments as further described in the 2006 Form 10-K. This new format only resulted in new segments and classifications and did not result in any changes to the Company’s previously reported consolidated revenues or earnings. The Company today is furnishing its quarterly Revenues and Income from Continuing Operations for each of 2006 and 2005 in the new segment format in order to provide comparable quarterly information.

We evaluate the performance of our segments based primarily on the results of the segment without allocating corporate expenses, interest expense or indirect general, administrative and other expenses. With the exception of the Synthetic Fuel segment, we do not allocate income taxes or interest income to our segments. As note sales are an integral part of the Timeshare segment, we include note sale gains in our Timeshare segment results, and we allocate other gains and losses as well as equity earnings or losses from our joint ventures and divisional general, administrative and other expenses to each of our segments. “Other unallocated corporate” represents that portion of our revenues, general, administrative and other expenses, equity in earnings or losses, and other gains or losses that are not allocable to our segments.

A copy of the Schedule of Segment Revenues and Income from Continuing Operations by Quarter for each of the 2006 and 2005 Fiscal Years is attached as Exhibit 99 and incorporated by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished with this report:

Exhibit 99 -	Schedule of Segment Revenues and Income from Continuing Operations by Quarter for each of the 2006 and 2005 Fiscal Years.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: March 19, 2007	By:	/s/ Carl T. Berquist
Carl T. Berquist
Executive Vice President, Financial
Information and Risk Management

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EXHIBIT INDEX

Exhibit No.	Description
99	Schedule of Segment Revenues and Income from Continuing Operations by Quarter for each of the 2006 and 2005 Fiscal Years.

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